UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2007

HUNGARIAN TELEPHONE AND CABLE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11484 (Commission File Number)	13-3652685 (IRS Employer Identification No.)
1201 Third Avenue, Suite #3400 Seattle, Washington 98101-3034 (Address of Principal Executive Offices)
(206) 654-0204 (Registrant's telephone number, including area code)
Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure*

        On January 8, 2007, Hungarian Telephone and Cable Corp. ("HTCC") signed an agreement with Invitel Holdings N.V. ("Invitel Holdings") to acquire Invitel Távközlési Szolgáltató Zrt ("Invitel") (the "Acquisition"), the second largest fixed line telecommunications service provider in Hungary. Under terms of the agreement, HTCC will acquire 100% of the shares in Matel Holdings N.V. ("Matel Holdings") (and thereby indirectly 99.98% of the shares of Invitel) for a total consideration, including the assumption of net indebtedness on closing, of EUR 470 million (US$ 611 million based on an exchange rate of US$1.299 / EUR as at January 5, 2007).

        The consideration will be comprised of cash funded by new borrowings and the issuance of up to 1.1 million HTCC shares (representing approximately 6.2% of the fully diluted share capital of HTCC) to certain members of Invitel's current executive management team in payment for some of their shares in Matel Holdings. The transaction is subject to customary closing conditions including receipt of Hungarian and Romanian regulatory approvals, and we expect the transaction to close during the first half of 2007.

        In order to fund the Acquisition, one of HTCC's subsidiaries, HTCC Holdco II B.V. ("Holdco II") is expected to raise proceeds through a private placement of Floating Rate Senior Notes due 2013 (the "Notes"). The preliminary offering memorandum with respect to the Notes (the "Offering Memorandum") contains information regarding HTCC and Magyar Telecom B.V. If the Notes are issued prior to the consummation of the Acquisition, the proceeds from the offering of the Notes will be deposited in escrow until the consummation of the Acquisition. Concurrently with the consummation of the Acquisition, Holdco II will transfer to Magyar Telecom B.V. ("Matel"), a subsidiary of Matel Holdings who directly holds 99.98% of the shares in Invitel, substantially all of its assets, consisting of its equity interests in Hungarotel Távközlési Kft., PanTel Távközlési Kft. and PanTel Technocom Távközlési Szolgáltató Kft. In consideration for the transfer by Holdco II, Matel will assume all of the indebtedness and other obligations under the Notes.

        Pursuant to Regulation FD, HTCC is hereby furnishing certain information intended to be disclosed to potential investors regarding HTCC and Matel included in the Offering Memorandum, as Exhibit 99.2, which is incorporated by reference into this Item 7.01. This information is being "furnished" to the Securities and Exchange Commission (the "SEC") and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Securities Act"), except as expressly set forth by specific reference in such filing.

        The Notes described above and the related guarantees have not been, and will not be, registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption therefrom, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

        This report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Further information on factors that could affect HTCC's financial and other results is included in HTCC's recent filings with the SEC.

Item 9.01    Financial Statements and Exhibits*

(d)
Exhibits

Exhibit No.	Description
99.1	Press release, dated April 13, 2007
99.2	Information intended to be disclosed to potential investors.

  *
  The information furnished under Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto under Item 9.01, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HUNGARIAN TELEPHONE AND CABLE CORP.
Date: April 13, 2007	By:	/s/ PETER T. NOONE Peter T. Noone General Counsel

HUNGARIAN TELEPHONE AND CABLE CORP.
EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press release, dated April 13, 2007.
99.2	Information intended to be disclosed to potential investors.